Subject: MyDx Company Update
Date: Tuesday, October 6, 2015 at 9:42:37 AM Pacific Daylight Time
From: MyDx, Inc. (sent by MyDx, Inc. <info=cdxlife.com@mail226.atl81.rsgsv.net>)
To: CDx Team

MyDx Company Update

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CDX

Dear MyDx Supporters,

We are very excited to share with you some real time data from MyDx consumers in the field as well as our founder's latest message showcasing the CannaDx application, our next generation products, and the company's vision.


CFN
Daniel Yazbeck / CEO of CDx, Inc. (MYDX)
CFN Media / Sam May

Founder shares the vision that is MyDx with the Cannabis Financial Network.

Over 500 **Manufacturers**, **Distributors**, **Consumers** and **Regulators** worldwide have received their MyDx Analyzers.

Girl Scout Cookies (GSC) was one of the **Top 10 MyDx Tested Strains** over the last 30 days by the Cannabis Community.

Here is how it made people **Feel** and what it helped them **Relieve**.

Strain Name: Girl Scout Cookies

Total Chemical Profile



Feelings Content

Helps People Feel	
Creative (5)	More
Energetic (2)	More
Focused (2)	More
Happy (10)	More
Hungry (1)	More
Intelligent (24)	More
Relaxed (12)	More
Sexual (2)	More
Social (2)	More

Over 24 people reported that Girl Scout Cookies made them feel **More Intelligent!**

Helps People Relieve	
Anorexia	Better (1)
Anxiety	Better (8)
Cancer	Better (1)
Depression	Better (4)
HIV/AIDS	Better (1)
Insomnia	Better (2)
Migraines	Better (4)
Nausea	Better (3)
Pain	Better (8)
PTSD	Better (1)
Stress	Better (3)
Nausea	Worse (2)

Pain and **Anxiety** were the Top Relieved Ailments people were tracking.

Strain Name: Girl Scout Cookies

Total Chemical Profile



Feelings Content

THC	18.66 %
CBD	0.29 %

We also reference above the Average THC and CBD values across all Girl Scout Cookies tested to date by MyDx consumers. Remember, just like Blue Dream, not all Girl Scout Cookies are created equal, and CannaDx will report the Total Canna Profile of samples tested, including 3 Cannabinoids and 22 Terpenes at this time.


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Ticker: MYDX

Thank you for your support to date. CannaDx is well on it's way. We look forward to OrganaDx which will further empower people to Trust & Verify what they put into their mind and body.

Our Warmest Regards,

Your MyDx Team

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Our mailing address is:
MyDx, Inc.
6335 Ferris Square, Suite B
San Diego, CA 92121

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Telephone: 800.814.4550

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